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                                                                     EXHIBIT 5.1

        Law Offices
      Minkin & Snyder
A Professional Corporation

One Buckhead Plaza  3060 Peachtree Road  Suite 1100  Atlanta, Georgia  30305

                                                                    404-261-8000
                                                          Facsimile 404-233-5824
                                                  E-Mail mslaw@minkin-snyder.com
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                                May 13, 1999

iXL Enterprises, Inc.
1888 Emery Street
Atlanta, GA 30318

  Re:  iXL Enterprises, Inc. Registration Statement on Form S-1 (No. 333-71937)

Ladies and Gentlemen:

     We have acted as counsel for iXL Enterprises, Inc., a Delaware corporation (the "Company"), in connection with the underwritten initial public offering (the "Offering") by the Company of shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock") of the Company, including Shares which may be offered and sold upon the exercise of an over-allotment option granted to the underwriters. The Shares are to be offered to the public pursuant to a U.S. Purchase Agreement (the "U.S. Purchase Agreement") to be entered into among the Company and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation, BancBoston Robertson Stephens, Inc. and SG Cowen Securities Corporation, as U.S. Representatives of the several U.S. Underwriters named in Schedule A thereto, and an International Purchase Agreement (the "International Purchase Agreement" and together with the U.S. Purchase Agreement, the "Purchase Agreements") to be entered into among the Company and Merrill Lynch International, Donaldson, Lufkin & Jenrette Securities Corporation, BancBoston Robertson Stephens, Inc. and SG Cowen Securities Corporation as Lead Managers of the several International Managers named in Schedule A thereto. The opinion set forth below is based on the assumption that, prior to the sale of the Shares pursuant to the Purchase Agreements, the Company's Amended and Restated Certificate of Incorporation will have become effective substantially in the form filed as
Exhibit 3.1 to the Registration Statement, as amended, of the Company on Form S-1 (No. 333-71937) (the "Registration Statement"), and that at least par value will be paid for the Shares.

     With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.
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Law Offices
Minkin & Snyder

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     In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents, and (iii) received such information from officers and representatives of the Company as we have deemed necessary or appropriate for the purposes of this opinion. In all examinations, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, representations and warranties contained in the documents and certificates and oral or written statements and other information of or from representatives of the Company and others and assume compliance on the part of all parties to the documents with their covenants and agreements contained therein.

     Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the Shares registered pursuant to the Registration Statement (when issued, delivered and paid for in accordance with the terms of the Purchase Agreements) will be duly authorized, validly issued, fully paid and non-assessable.

     The opinion expressed herein is limited to the General Corporation Law of the State of Delaware, as currently in effect.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus forming part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of such persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                     Yours very truly,

                                     Minkin & Snyder, a professional corporation

                                     By: /s/ James S. Altenbach
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                                         Vice President